SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

MICREL, INCORPORATED
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MICREL, INCORPORATED
2180 Fortune Drive
San Jose, California 95131

Notice of Annual Meeting of Shareholders
To Be Held May 24, 2007

To the Shareholders of Micrel, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Micrel, Incorporated, a California corporation (the “Company”), will be held at the Company’s offices located at 2180 Fortune Drive, San Jose, California 95131 on May 24, 2007 at 12:00 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect five directors of the Company to serve until the 2008 annual meeting and until their successors are duly elected and qualified (“Proposal 1”);

2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2007 (“Proposal 2”);

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the Annual Meeting.

     The Board of Directors has fixed the close of business on March 30, 2007 as the record date for determining the shareholders entitled to notice of and to vote at the 2007 Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED, OR VOTE ONLINE AT WWW.PROXYVOTE.COM , OR VOTE BY TELEPHONE AT 1-800-690-6903, TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU VOTE AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors,

J. Vincent Tortolano
Secretary

 This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about April 20, 2007

MICREL INCORPORATED
PROXY STATEMENT

Table of Contents

General Information	3
Solicitation and Voting; Revocability of Proxies	3
PROPOSAL 1	4
PROPOSAL 2	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS	8
CORPORATE GOVERNANCE	11
Committees and Meetings of the Board of Directors	11
Director Independence	11
Board Committees	11
Nomination Process	12
Security Holder Communication with Board Members	13
Annual Meeting Attendance	14
Compensation Committee Interlocks and Insider Participation	14
COMPENSATION DISCUSSION AND ANALYSIS	15
COMPENSATION COMMITTEE REPORT	28
AUDIT COMMITTEE REPORT	29
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT	31
DISCLOSURE AND INTERNAL CONTROL COMMITTEE REPORT	32
EQUITY COMPENSATION PLAN INFORMATION	33
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
OTHER MATTERS	35
Annual Report and Financial Statements	35
Shareholder Proposals	35
Certain Transactions	35
Other Business	35
Annual Report on Form 10-K	36

MICREL, INCORPORATED
2180 Fortune Drive
San Jose, California 95131
_______________

PROXY STATEMENT
_______________

Annual Meeting of Shareholders
May 24, 2007

General Information

     This Proxy Statement is being furnished to the shareholders of Micrel, Incorporated, a California corporation (the “Company”) in connection with the solicitation by the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 12:00 p.m., Pacific Daylight Time, at the Company’s principal executive offices located at 2180 Fortune Drive, San Jose, California 95131, on May 24, 2007, and at any adjournment or postponement thereof. Only holders of the Company’s common stock of record on March 30, 2007 (the “Record Date”) will be entitled to vote. Holders of common stock are entitled to one vote for each share of common stock held as of the Record Date. There is no cumulative voting. Shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. At the close of business on the Record Date, there were 77,549,045 shares of the Company’s common stock outstanding.

Solicitation and Voting; Revocability of Proxies

     This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about April 20, 2007. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company’s directors, officers and regular employees, without additional compensation.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares entitled to vote at the Annual Meeting, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but not as affirmative votes for purposes of determining the approval of a proposal submitted to the shareholders. If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present and entitled to vote for purposes of determining a quorum but not as affirmative votes for purposes of determining the approval of a proposal. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum. At the Annual Meeting, the five nominees receiving the highest number of affirmative votes, represented either in person or by proxy, will be elected to the Board of Directors (the “Board” or “Board of Directors”). Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted as follows:

  FOR the election of all the director nominees identified in Proposal 1;

  FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company as set forth in Proposal 2; and

  as the proxy holders deem advisable on other matters that may come before the Annual Meeting.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing a written notice of revocation or by submitting a duly executed proxy bearing a later date, with the Secretary of the Company prior to the Annual Meeting. A person may also revoke a proxy by attending the Annual Meeting and voting in person. Attendance at the meeting, by itself, will not revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

     As set by the Board of Directors in accordance with the Bylaws of the Company, the number of directors to be elected is five. Directors will hold office from the time of their election until the 2008 annual meeting and until their successors are duly elected and qualified. The five nominees receiving the highest number of affirmative votes will be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as director. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

     Mr. Donald Livingstone has informed the Company that he has received a request from his church to begin a missionary assignment in Africa in summer 2007, and therefore, will be retiring from service on the Board as of the date of the Annual Meeting. As set forth more fully below in the report of the Nominating and Corporate Governance Committee, Mr. Frank W. Schneider has been selected to stand for election to replace Mr. Livingstone on the Board.

     If any nominees identified in this proposal should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal. Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

     The following table sets forth information with respect to the five persons nominated by the Board of Directors for election to the Board at the Annual Meeting.

Nominees for Director	Age	Position	Director Since
Raymond D. Zinn	69	President, Chief Executive Officer and Chairman of the Board	1978
Michael J. Callahan	71	Director	2005
David W. Conrath	72	Director	2005
Neil J. Miotto	60	Director	2007
Frank W. Schneider	65	Director-elect	------

     The principal occupations and positions for at least the past five years of the director nominees named above are as follows:

     Raymond D. Zinn is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company’s inception in 1978. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and a M.S. in Business Administration from San Jose State University.

     Michael J. Callahan joined Micrel's Board of Directors in 2005. Mr. Callahan is currently the Chairman of Teknovus, Inc., and serves on the Board of Directors of Quick Logic Corporation. Prior to these roles, he served as Chairman of the Board, President and Chief Executive Officer of WaferScale Integration, Inc. He was also the President of Monolithic Memories, Inc. During his tenure at Monolithic Memories, the company became a subsidiary of Advanced Micro Devices, Inc., where Mr. Callahan then served in the capacity of Senior Vice President of Programmable Products. Mr. Callahan serves as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.

     David W. Conrath was elected to Micrel's Board of Directors in 2005. From 2000 until July 2005, Dr. Conrath was the Dean of the College of Business at San Jose State University. From 1994 until 1999, Dr. Conrath was Professor of Management Science/Information Systems and Dean of the Michael G. DeGroote School of Business, McMaster University, Canada. He has held permanent positions at the Wharton School, University of Pennsylvania and the Faculty of Engineering at the University of Waterloo (Canada). Dr. Conrath has worked for many years in the area of information systems, consulting with a number of governments and Fortune 500 companies. Dr. Conrath serves as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors. Dr. Conrath holds a Master of Arts in economics and a doctorate in business administration from the University of California, Berkeley, a Master of Science in industrial administration from Carnegie-Mellon University and a Bachelor of Arts degree from Stanford University.

     Neil J. Miotto joined the Company’s Board of Directors in February 2007. Mr. Miotto is a retired assurance partner of KPMG LLP where he was a partner for twenty-seven years until his retirement in September 2006. While at KPMG, Mr. Miotto also served as an SEC reviewing partner. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York. Mr. Miotto serves as a member of the Audit Committee and Nominating/Corporate Governance Committee of the Board of Directors.

     Frank W. Schneider was, until recently, the President and CEO of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems. In January 2006, ION Systems was acquired by MKS Instruments, Inc. Mr. Schneider is currently a vice-president of MKS and General Manager of ION Systems products. Prior to these roles, Mr. Schneider was the President and CEO of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc. During the merger transition period, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business. Mr. Schneider also served as a member of the advisory Board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics. He holds a Bachelor of Science degree in Electrical Engineering from West Virginia University and a Master of Business Administration degree from Northwestern University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE ELECTION OF EACH NOMINEE NAMED IN PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board has selected PricewaterhouseCoopers LLP (PwC) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of PwC as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise; however, the Board is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 30, 2007, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and nominees for directors, (iii) the Chief Executive Officer and each of the four other most highly compensated officers (collectively, the “Named Executive Officers” or “NEOs”) and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131.

	Number of Shares
Name	Beneficially Owned(1)
	Number	Percent
Raymond D. Zinn (3)	11,699,850	15.0
Warren H. Muller (2)
427 Richlee Drive
Campbell, CA 95008	10,692,672	13.8
Wasatch Advisors, Inc. (4)	9,822,343	12.7
150 Social Hall Avenue
Salt Lake City, UT 84111
Kornitzer Capital Management, Inc.
5420 West 61st
Shawnee Mission, KS 66205	4,010,700	5.2
Richard D. Crowley (6)	570,127	*
Robert Whelton (7)	167,766	*
James G. Gandenberger (8)	154,455	*
Scott Ward (9)	453,534	*
Donald H. Livingstone (10)	26,900	*
David W. Conrath (11)	10,000	*
Michael J Callahan (12)	6,250	*
Neil J. Miotto	-	*
Frank W. Schneider	-	*

All executive officers and directors as a group (13)	14,930,685	18.4
____________________

*Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 30, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Based on a Form 4 filed March 5, 2007.

(3)	Includes 625,476 shares subject to stock options exercisable within 60 days of March 30, 2007.

(4)	Based on a Schedule 13G filed February 14, 2007.

(5)	Based on a Schedule 13G filed on March 2, 2007.

(6)	Includes 564,433 shares subject to stock options exercisable within 60 days of March 30, 2007.

(7)	Includes 162,504 shares subject to stock options exercisable within 60 days of March 30, 2007.

(8)	Includes 145,667 shares subject to stock options exercisable within 60 days of March 30, 2007.

(9)	Includes 445,379 shares subject to stock options exercisable within 60 days of March 30, 2007.

(10)	Includes 25,000 shares subject to stock options exercisable within 60 days of March 30, 2007.

(11)	Includes 10,000 shares subject to stock options exercisable within 60 days of March 30, 2007.

(12)	Includes 6,250 shares subject to stock options exercisable within 60 days of March 30, 2007.

(13)	Includes 3,598,166 shares subject to stock options exercisable within 60 days of March 30, 2007.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     Information regarding each of our executive officers as of March 30, 2007 is set forth below.

Name	Age	Position
Raymond D. Zinn	69	President, Chief Executive Officer and Chairman of the Board
Robert Whelton	67	Executive Vice President of Operations
Robert J. Barker	60	Vice President, Corporate Business Development
Richard D. Crowley, Jr.	50	Vice President, Finance and Chief Financial Officer
James G. Gandenberger	46	Vice President, Wafer Fab and Foundry Operations
Jung-Chen Lin	53	Vice President, Ethernet Products
Mark Lunsford	49	Vice President, Worldwide Sales
Carlos Mejia	56	Vice President, Human Resources
J. Vincent Tortolano	57	Vice President, General Counsel and Secretary
Scott Ward	52	Vice President, Test Division
Thomas Wong	51	Vice President, High Bandwidth Products
Richard Zelenka	51	Vice President, Quality Assurance

     The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Zinn whose information is included above under the caption “Proposal 1 Election of Directors,” are as follows:

     Mr. Whelton joined the Company as Executive Vice President of Operations in January 1998. From 1996 to 1997, Mr. Whelton was employed by Micro Linear Corp., where he held the position of Executive Vice President in charge of operations, design, sales and marketing. Prior to Micro Linear, Mr. Whelton was employed by National Semiconductor Corp., from 1985 to 1996 where he held the position of Vice President of the Analog Division. In February 2006, Mr. Whelton joined the Board of Directors of WJ Communications, Inc., where he currently serves. He holds a B.S.E.E. from U.C. Berkeley, and a M.S.E.E. from the University of Santa Clara.

     Mr. Barker has served as Vice President, Corporate Business Development since October 1999. Mr. Barker also served as the Company’s Secretary from May 2000 until May 2001. From April 1994 to September 1999 he held the position of Vice President, Finance and Chief Financial Officer. From April 1984 until he joined Micrel, Mr. Barker was employed by Waferscale Integration, Inc., where his last position was Vice President of Finance and Secretary. Prior to 1984, Mr. Barker held various accounting and financial positions at Monolithic Memories and Lockheed Missiles and Space Co. He holds a B.S. in Electrical Engineering and a M.B.A. from University of California at Los Angeles.

     Mr. Crowley joined the Company as Vice President, Finance and Chief Financial Officer in September 1999. From December 1998 until he joined Micrel, Mr. Crowley was employed by Vantis Corporation as its Vice President, Chief Financial Officer. From 1980 to 1998 Mr. Crowley was employed by National Semiconductor Corporation, where his last position was Vice President, Corporate Controller. He holds a B.B.A. in Finance from the University of Notre Dame and a Masters in Management in Accounting and Finance from Northwestern University.

     Mr. Gandenberger has served as Vice President of Wafer Fab Operations since July 2002. From October 2000 to June 2002 he held the position of Managing Director of Wafer Fab Operations. Prior to joining the Company, Mr. Gandenberger was employed by National Semiconductor Corporation from 1997 to 2000 as the Managing Director of Santa Clara Wafer Fabs. From 1994 to 1997, Mr. Gandenberger was employed by Asyst Technologies where he held the position of Vice President, Sales and Marketing. From 1984 to 1994, Mr. Gandenberger served in a variety of positions at LSI Logic, where his last position was Director of Operations of the VLSI CMOS Division. Mr. Gandenberger holds a B.S. in Business Administration from Saint Mary’s College and a M.B.A from Golden Gate University.

     Mr. Lin has served as Vice president of Ethernet Group since April 2003. He joined the Company through the acquisition of Kendin Communications Inc. in May 2001 as Vice President of Design of Kendin Operations. Prior to the acquisition, he served as Vice President of Engineering at Kendin from 1996 to 2001. Prior to Kendin, Mr. Lin was employed by Pericom Semiconductors Corp as Design Manager of data communication group from April 1995 to April 1996. He worked for Hitachi Micro Systems, Inc. as Principle Engineer from August 1993 to April 1995. From 1990 to 1993, he was employed by Vitesse Semiconductor Corp., where he held a design manager position. From 1986 to 1990, he worked for Philips Components at various locations as Senior Member of Technical Staff in Mixed Signal Circuit Design area. Mr. Lin holds a Ph.D. and M.S.E.E. degrees from University of Cincinnati, and B.S.E.E. degree from National Taiwan University.

     Mr. Lunsford joined the Company in September 2001 as Vice President, Worldwide Sales. Prior to joining Micrel, Mr. Lunsford was Director of Marketing and Business Development at Broadcom Corporation from 2000 to 2001. Prior to 2000, Mr. Lunsford held the position of Vice President, Worldwide Sales at Pivotal Technologies from 1999 until Pivotal was acquired by Broadcom in 2000. Prior to 1999 Mr. Lunsford held various senior level management positions at Advanced Micro Devices from 1984 to 1999. He holds a B.S. degree in Mechanical Engineering from the University of California, Davis.

     Mr. Mejia joined the Company in June 1999 as Vice President, Human Resources. From 1976 until he joined Micrel, Mr. Mejia was employed by Analog Devices, Inc. where his last position was Director, Human Resources. Prior to Analog Devices, Inc., Mr. Mejia held various human resource positions at ROHR Industries and California Computer Products. He holds a B.S. in Industrial Technology and a M.A.H.R. from the University of Redlands.

     Mr. Tortolano joined the Company in August 2000 as its Vice President, General Counsel. Mr. Tortolano has also served as the Company’s Secretary since May 2001. From 1999 until he joined the Company, Mr. Tortolano was employed by Lattice Semiconductor Corporation, where he held the position of Vice President, Co-General Counsel. From 1983 to 1999, Mr. Tortolano was employed by Advanced Micro Devices, Inc., where his last position was Vice President, General Counsel of AMD’s Vantis subsidiary. Mr. Tortolano holds a B.S.E.E. from Santa Clara University and a Juris Doctor degree from University of California at Davis.

     Mr. Ward joined the Company in August 1999 as Vice President, Test Division. From 1997 until he joined Micrel, Mr. Ward was employed by QuickLogic Corporation as Vice President of Engineering. From 1980 to 1997, Mr. Ward was employed by National Semiconductor Corporation where he held various Product Line Director positions in the Analog Division. Mr. Ward holds a B.S.E.T. degree from California Polytechnic University at San Luis Obispo.

     Mr. Wong joined the Company in November 1998 as its Vice President, High Bandwidth Products. Prior to joining the Company, Mr. Wong was a co-founder of Synergy Semiconductor and held various management positions including Chief Technical Officer, Vice President Engineering, Vice President Standard Products and Vice President Product Development for Synergy Semiconductor from 1987 to November 1998 at which time Synergy was acquired by the Company. From 1978 to 1986, Mr. Wong was employed by Advanced Micro Devices where his last position was Design Engineering Manager. He holds a B.S.E.E. from the University of California at Berkeley and a M.S.E.E. from San Jose State University.

     Mr. Zelenka has served as Vice President, Quality Assurance since August 2000. From January 1998 to July 2000 he held the position of Director of Product Assurance. Prior to joining the Company, Mr. Zelenka was employed by National Semiconductor from 1987 to 1998 as a Senior Quality Manager. From 1983 to 1987 Mr. Zelenka was employed by Fairchild Semiconductor where he held the position of Wafer Fab Quality Manager. He holds a B.S. in Chemical Engineering from the University of Wyoming.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of the Company’s common stock (“Reporting Persons”) are required to report, to the Securities and Exchange Commission and to the NASDAQ Stock Market, their initial ownership of the Company’s stock and other equity securities and any subsequent changes in that ownership, and to furnish the Company with copies of all these reports they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

     Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 2006, all Reporting Persons complied with all applicable filing requirements, except for the following late reports filed since the beginning of the fiscal year ended December 31, 2006, and the transactions reflected therein, covering executive and director stock option grants. Mr. Barker filed one late report which covered a stock option grant of 20,000 shares; Mr. Callahan filed one late report which covered a stock option grant of 10,000 shares; Mr. Conrath filed one late report which covered a stock option grant of 10,000 shares; Mr. Crowley filed one late report which covered a stock option grant of 35,000 shares; Mr. Gandenberger filed one late report which covered a stock option grant of 20,000 shares; Mr. Kelly filed one late report which covered a stock option grant of 10,000 shares; Mr. Lin filed one late report which covered a stock option grant of 25,000 shares; Mr. Livingstone file one late report which covered a stock option grant of 10,000 shares; Mr. Lunsford file one late report which covered a stock option grant of 30,000 shares; Mr. Mejia filed one late report which covered a stock option grant of 8,000 shares; Mr. Barry Small filed one late report which covered a stock option grant of 25,000 shares [Note: Mr. Small served as Vice President, Analog Design/R&D from June 2002 to March 2007. Mr. Small also served as the Company’s Vice President, Wafer Fab from April 1998 until June 2002]; Mr. Tortolano filed one late report which covered a stock option grant of 25,000 shares; Mr. Ward filed one late report which covered a stock option grant of 20,000 shares; Mr. Whelton filed one late report which covered a stock option grant of 40,000 shares; Mr. Wong filed one late report which covered a stock option grant of 25,000 shares; Mr. Zelenka filed one late report covering a stock option grant of 10,000 shares; and Mr. Zinn filed one late report which covered a stock option grant of 80,000 shares. The late filings in 2006 resulted from a misinterpretation of the filing deadlines by the Company’s Stock Administrator. The exercise price for all stock option grants to Reporting Persons who were executive officers was the fair market value on the date the grant was approved. The exercise price for all stock option grants to Reporting Persons who were directors was the fair market value on the date of the Company’s annual meeting as specified in the 2003 Incentive Award Plan.

CORPORATE GOVERNANCE

Committees and Meetings of the Board of Directors

     The Board of Directors held four regularly scheduled meetings and one electronic meeting during the fiscal year ended December 31, 2006, and acted once by written consent. Each member of the Board of Directors who served during 2006 attended at least 75% of the total number of meetings of the Board of Directors and of the Committees on which he served during the year. In addition, the independent directors of the Board met in executive session, without the Chief Executive Officer of the Company present, four times in 2006.

     The Company has standing Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

Director Independence

     The NASDAQ Stock Market rules require a majority of the Company’s Board of Directors to be independent of the Company and its management. The Board has a responsibility to make an affirmative determination that such directors are independent through the application of National Association of Securities Dealers (“NASD”) Marketplace Rule 4200 (definition of “independent director”). Our Board has affirmatively determined that all of its members and nominees are independent under these rules, except for Mr. Zinn, who is an employee of the Company.

Board Committees

     Information on each of the Board’s standing committees is presented below.

     Audit Committee. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm, directing and monitoring the Company’s internal audit function, reviewing and monitoring the annual audit of the Company’s financial statements, internal controls, accounting practices and policies and related tasks as specified in its charter or required by the applicable NASDAQ rules. The members of the Audit Committee presently are Messrs. Livingstone (chair), Miotto, and Callahan, each an independent director as determined in accordance with Rule 10A-3(b)(1) of the Exchange Act and in accordance with the listing standards of the NASDAQ Stock Market. Messrs. Livingstone, Miotto and Callahan qualify as audit committee financial experts within the definition adopted by the Securities and Exchange Commission in Item 407(d)(5)(ii) of Regulation S-K. In 2006, the Audit Committee met in person five times, with each member of the audit committee attending at least 75% of those meetings, and acted once by unanimous written consent. Please see the information under the caption “Audit Committee Report” for further information regarding the Audit Committee. A copy of the Audit Committee’s Charter is available at www.micrel.com.

     Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors, reviews all salary increase, bonus and stock compensation programs for other employees, administers the Company’s stock option plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee has delegated to Mr. Zinn the authority to approve stock option grants to non-officer employees of no greater than 100,000 shares. The Compensation Committee consists of Messrs. Callahan (chair), Conrath, and Livingstone, each an independent director as defined by the listing standards of the NASDAQ Stock Market. The Compensation Committee met two times in 2006. A copy of the Composition Committee Charter is available at www.micrel.com.

     The Compensation Committee meets at least twice during the year, generally in February and August. A few days prior to the February meeting, the Vice President of Human Resources presents to the Compensation Committee the proposed stock option and bonus compensation for each Named Executive Officer and all other executive officers for review and analysis in the context of all the components of total compensation. In or around July of each year, the Vice President of Human Resources presents to the Compensation Committee the proposed base salary compensation for each NEO and other executive officer for review and analysis, again in the context of all the components of total compensation. In each case, Compensation Committee members have time prior to the upcoming meetings to ask for additional information and to raise further questions and have further discussions. Compensation decisions are then made at the scheduled Committee meeting. In the process of reviewing each compensation component, the Company provides the Compensation Committee with internal information showing the relationship between each executive level of compensation within the Company.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding nominees for the Board, monitors the size and composition of the Board, assists the Board with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe. The Nominating and Corporate Governance Committee consists of Messrs. Conrath (interim chair) and Callahan, each an independent director as defined by the listing standards of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee met two times in 2006. The Nominating and Corporate Governance Committee has identified in Proposal 1 its nominees for election at the Annual Meeting. As set forth in the Company’s 2006 Proxy Statement, shareholder proposals must have been received no later than March 7, 2007, to be considered at the Annual Meeting. No shareholder proposals were received by the Secretary within such time and, accordingly, there were no nominees recommended by the shareholders to be considered by the Nominating and Corporate Governance Committee for election at the Annual Meeting. With respect to the election of directors at the 2008 annual meeting, the Nominating and Corporate Governance Committee will consider shareholder nominations if they are timely, in accordance with the provisions set forth in this Proxy Statement under the caption “Shareholder Proposals.”

     A copy of the Nominating and Corporate Governance Committee Charter is available at www.micrel.com.

Nomination Process

     The Nominating and Corporate Governance Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or the committee or Board of Directors decides not to re-nominate a member for re-election, the Committee identifies the desired skills and experience of a new nominee consistent with the Committee’s criteria for Board of Directors service. Current members of the Board of Directors and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate potential nominees; however, the Company may in the future choose to do so.

     The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders, and any such recommendations should be forwarded to the Nominating and Corporate Governance Committee in writing at our executive offices as set forth in this Proxy Statement. As set forth in the Company’s 2006 Proxy Statement, shareholder proposals must have been received no later than March 7, 2007, to be considered at the Annual Meeting. Such recommendations should include the following information:

  such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

  such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Audit Committee; and

  such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NASDAQ Stock Market.

     The Company will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by Board members, management or other parties.

     The Nominating and Corporate Governance Committee evaluates director candidates based upon a number of criteria, including:

  a high level of personal and professional integrity;

  commitment to promoting the long term interests of the Company’s security holders and independence from any particular constituency;

  professional and personal reputations that are consistent with the Company’s values;

  broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on the semiconductor industry generally, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

  adequate time to devote attention to the affairs of the Company;

  such other attributes, including independence, relevant in constituting a Board or committee that also satisfies the requirements imposed by the Securities and Exchange Commission and the NASDAQ
  Stock Market; and

  Board balance in light of the Company’s current and anticipated needs and the attributes of the other directors and executives.

Security Holder Communication with Board Members

     Any holder of the Company’s securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to the Company’s General Counsel at our executive offices as identified in this Proxy Statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:

  the name, mailing address and telephone number of the security holder sending the communication;

  the number and type of our securities owned by such security holder; and

  if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

     The Company’s General Counsel will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. The Company’s General Counsel may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the Company or any of its operating units. The Company’s policies regarding the handling of security holder communications were approved by the Board of Directors, including a majority of our independent directors.

Annual Meeting Attendance

     The policy of the Board of Directors is that all directors attend the Annual Meeting of Stockholders, absent circumstances that prevent attendance. All directors, except for Mr. Livingstone, attended the Annual Meeting of Shareholders held in 2006.

Compensation Committee Interlocks and Insider Participation

     There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such relationship existed in the past.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

     The Compensation Committee believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for shareholders, recognize and reward individual contributions to Company performance, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

     In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

  Attract and retain executives of superior ability and managerial talent to drive the Company’s success;

  Align senior officer compensation with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s shareholders;

  Motivate our leaders to deliver strong business results and achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas;

  Differentiate compensation so that it varies based on individual and team performance;

  Balance rewards for executive roles between short-term results and the long-term strategic decisions needed to ensure sustained success for the Company and its shareholders over time;

  Enhance the officers’ incentive to increase the Company’s stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total compensation opportunities for senior management in the form of direct ownership in the Company through stock options;

  Allow executives to share in our financial success; and

  Reflect a total rewards perspective by balancing fixed and variable pay and cash and equity awards.

     The Company’s overall compensation program is structured to achieve these objectives by compensating our executives competitively, and tying their compensation to the Company’s success and their contribution to that success. The Company believes compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to Company stock performance and other factors that directly and indirectly influence shareholder value. Accordingly, the Company sets goals designed to link each NEO’s compensation to the Company’s performance and their own performance within the Company.

     The Company’s compensation program is comprised of the following components for NEOs to meet the above objectives:

  Base salary;

  Annual cash incentive bonus payments;

  Discretionary annual stock option grants;

  401(k) plan, including the Deferred Profit Sharing portion ; and

  Medical, Life and Disability Insurance and other benefits.

     Consistent with our performance-based philosophy, the Company provides a base salary to our officers and includes a significant incentive-based component. For the Company’s senior management team, comprised of the Chief Executive Officer, Executive Vice President of Operations, and other officer-vice-presidents, the Company reserves the largest potential compensation awards for performance- and incentive-based programs. Those programs include annual and long-term awards based on the financial performance of the Company. Those programs largely provide compensation in the form of both cash and equity, to provide incentives to reward both short-term and long-term performance of the Company. The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the Peer Group, discussed below, while considering the balance between providing short-term incentives and long-term investment parallel with shareholders, to align the interests of management with shareholders, in light of the officer’s current equity holdings. The balance between equity and cash compensation among NEOs, and among other members of the senior management team, is evaluated annually using the above criteria.

     To tie compensation to performance, there is no minimum award of compensation required by the performance-based compensation program or the Company’s stock option program.

Determination of Compensation Awards

     The Compensation Committee is provided with the primary authority to determine and recommend to the Board for approval, the compensation awards available to the Company’s executive officers. The Committee may engage independent consultants to provide comparative information on compensation and benefits as well as to advise the Committee on compliance issues involving federal and state laws and regulations concerning compensation of executives. The Compensation Committee is comprised entirely of independent directors. The Committee operates under a written charter adopted by our Board. Consistent with prior years, Peer Group compensation data is compiled by the Human Resources Department and provided to the Compensation Committee. The Compensation Committee uses the Peer Group data in its determination of key elements of the compensation programs. The Compensation Committee also uses senior management staff as needed to gather, prepare, and advise in the use of compensation data.

     The Peer Group data provides information to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers, and provides a basis for the Compensation Committee’s analysis of the structure of the Company’s various compensation programs and the appropriate levels of salary, bonus and other awards payable to the Company’s executive officers. Based upon this analysis, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards, with a significant portion weighted towards the variable components to ensure that total compensation reflects the overall success or failure of the Company and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to the Company and its shareholders.

     To aid the Compensation Committee in making its determination, the CEO and Vice President of Human Resources provide recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding themselves. The Vice President of Human Resources provides recommendations regarding the compensation of the CEO, based on the Peer Group data. Each NEO other than the CEO, in turn, participates in an annual performance review with the CEO to provide and receive input about their contributions to the Company’s success for the period being assessed. Similarly, the performance of the remainder of the senior executive management team is reviewed annually by the CEO and the Compensation Committee. Each executive officer in the Company also participates in an annual performance review of the CEO to provide input about the CEO’s contributions to the Company’s performance for the period being assessed. The Compensation Committee reviews all components of the CEO’s and executive officers’ compensation, including annual base salary, bonuses based on corporate and individual performance, equity compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of perquisites and health and disability benefits.

     Within its performance-based compensation program, the Company aims to compensate the NEOs and other executive officers in a manner that is tax effective for the Company. In practice, all of the annual compensation delivered by the Company is tax-qualified under Section 162(m) of the Internal Revenue Code, as amended, which is consistent with the practice of setting salary structures around the median of the peer group. The Compensation Committee intends to continue seeking a tax deduction for all of our executive compensation, to the extent it determines that it is in the best interests of the Company. However, since corporate objectives may not always be consistent with the requirements for full deductibility, certain compensation paid by the Company in the future may not be fully deductible under Section 162(m).

Compensation Benchmarking and Peer Group

     As discussed above, the Company sets base salary structures and annual incentive targets around the median of a peer group of major semiconductor companies. This approach ensures that our cost structures will allow us to remain competitive in our markets. An important component of setting and structuring compensation for the Company’s executive officers is determining the compensation packages offered by the leading semiconductor companies in order for the Company to offer competitive compensation within that group of companies. Each year we survey the compensation practices of a peer group of companies in the United States, as well as other countries in which we have significant employee populations, to assess our competitiveness. In determining the level of compensation provided to our executive officers, the Company evaluates the financial performance of those companies, in addition to evaluating the Company’s independent performance, to gauge the Company’s comparative performance within its peer group. That peer group consists of ten to twelve leading semiconductor companies, including Micrel. In 2006, this “Peer Group” of companies included Applied Micro Circuits Corporation, Exar Corporation, Intersil Incorporated, Lattice Semiconductor Corporation, Linear Technology Corporation, Maxim Integrated Products Incorporated, Power Integrations, Incorporated, Sandisk Corporation, Sipex Corporation, and Vitesse Semiconductor Corporation.

     For 2006, we targeted the aggregate value of our total compensation at approximately the median level for our Peer Group for most executive officer positions. We strongly believe in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in the best interests of the Company to negotiate total compensation packages with the Company’s senior executive management that may deviate from the general principle of targeting total compensation at the median level for our Peer Group. Actual pay for each NEO is determined around this structure, driven by the performance of the executive over time, as well as the annual performance of the Company. Equity grant guidelines are then set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year. Using this methodology, the compensation for our senior executive management team was at approximately the 50th percentile of our Peer Group.

     The Company’s approach to benchmarking is two-fold. In setting annual cash compensation, the Company aims to provide market compensation that approximates the median annual cash compensation of executive officers performing similar job functions at companies in the Peer Group. To determine that level of compensation, the Company annually reviews salary surveys of the Peer Group and actual salary amounts provided in Peer Group proxy statements. Our annual review indicates that we are providing annual cash compensation based on the median of the Peer Group, and the Company believes the design of base and incentive annual cash compensation appropriately provides market compensation to the Company’s executive officers. Equity grant guidelines are then set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year. For 2006, as with total compensation, we targeted the aggregate value of our equity incentive compensation at approximately the median level for our Peer Group for executive officer positions. Therefore, the equity incentive compensation for our senior executive management team was at approximately the 50th percentile of our Peer Group.

Base Compensation

     The Company provides its NEOs with a base salary that is structured around the median of the Peer Group. Base salaries provide consistent cash flow to employees assuming sufficient levels of performance and continued employment. Salaries for the Company’s NEOs and other executive officers are determined primarily on the basis of the executive officer’s responsibility, Company budgets, general salary practices of peer companies and the officer’s individual performance and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include (i) individual performance, (ii) the functions performed by the executive officer, (iii) the scope of the executive officer’s on-going duties, (iv) general changes in the compensation Peer Group, and (v) the Company’s financial performance generally. The weight given such factors by the Compensation Committee may vary from individual to individual. In 2006, all executive officers received a pay increase, in line with merit increase targets approved by the Compensation Committee for all employees for 2006. The 2006 target salary increase for executive officers, exempt employees and salaried non-exempt employees was 4.7%. Executive officers received increases ranging from 4.3% to 5.8%. No formulaic base salary increases are provided to the NEOs.

Performance-Based Compensation

     Performance Goals

     The Company structures its compensation programs to reward executive officers based on the Company’s performance and the individual executive’s contribution to that performance. This allows executive officers to receive bonus compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each executive officer based on performance, the Company evaluates the Company’s and executive’s performance in a number of areas.

     The annual bonus program consists of an annual cash component. The general criteria for evaluating the performance of the Company and executive officers includes the Company’s financial performance as measured by earnings per share and individual performance metrics such as progress in research and development, increase in manufacturing productivity, or significant improvement in product quality, legal or financial matters, measured on an annual basis. Performance criteria are evaluated against objectives set prior to the commencement of the measurement period.

     The amounts payable under the Company’s annual performance-based program for executive officers are initially determined based upon the Company’s actual performance measured against the following performance criterion:

Performance Criteria	Relative Weight	Threshold Performance Level	Maximum Payment Performance Level
Annual Earnings per Common Share (1)	100%	$0.50	$1.025
____________________

(1)	Non-GAAP EPS results, which exclude the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, certain third party legal expenses associated with litigation settlements, other unusual operating income and expense items, restructuring charges and related tax effects.

     In the event certain threshold performance levels are exceeded but applicable target levels are not achieved, the executive officers will earn proportional awards. Incentive amounts to be paid under the performance-based programs may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under each of the programs are contingent upon continued employment, though pro rata bonus payments may be paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

     Annual Performance-Based Cash Compensation

     In March 2006, the Compensation Committee and the Board established total bonus pool target amounts based on the Company’s achievement of non-GAAP earnings per share across a range of possible outcomes. The Compensation Committee and the Board also established profiles and payout targets for the individual Executive, Discretionary Exempt and Profit Sharing pools within the overall bonus pool target amounts. Based on the Company’s achievement of non-GAAP earnings per share of $0.56 for 2006 (which exclude the impact of revenue and cost of revenues related to intellectual property settlements, equity-based compensation, certain third party legal expenses associated with litigation settlements, other unusual operating income and expense items, restructuring charges and related tax effects), the Compensation Committee subsequently established, and the Board approved, a bonus payout for the CEO and executive officers which was above the minimum threshold for payout, but less than 100% of the pre-determined target, based on the pre-established profile for the Executive Bonus Pool.

     Under the cash incentive bonus program in 2006, based upon the performance criteria set forth above, the Company’s executive officers were eligible to earn up to an aggregate of $4,410,000, with the Chief Executive Officer eligible to earn a target bonus amount of $400,000, the Executive Vice President of Operations eligible to earn a target bonus amount of $125,000, and each of the other NEOs eligible to earn a target bonus amount of $100,000. In the event the financial performance of the Company exceeded certain earnings per share targets established by the Compensation Committee in conjunction with management, the NEOs and other executive officers were eligible to earn cash bonuses of up to 2.5 times their respective target amounts. The Compensation Committee believes that the payment of the annual incentive bonus in cash provides incentives necessary to retain executive officers and reward them for short-term company performance. The incentive bonus paid to the CEO and each NEO are set forth in the Summary Compensation Table below.

Discretionary Long-Term Equity Incentive Awards

     The Company’s executive officers, along with a large portion of the Company’s employees, are eligible to participate in the Company’s annual award of stock option grants. The Company’s 2003 Incentive Award Plan, which is administered by the Compensation Committee, also allows for other incentive and performance-based awards such as restrictive stock grants, stock appreciation rights, dividend equivalents, stock payments and deferred stock, although the Company has not utilized such award instruments to date.

     Guidelines for the number of stock options and other performance-based awards, if any, granted to each executive officer are determined using a procedure approved by the Compensation Committee based upon the Peer Group data and several factors, including the executive officer’s salary grade, performance and the value of the stock option at the time of grant. As a result, additional grants other than the annual award may be made following a significant change in job responsibility or in recognition of a significant achievement. In 2006, certain NEOs and other executive officers were eligible for, and received, individual stock option awards under the Company’s 2003 Incentive Award Plan, equivalent to between approximately ten percent and thirty-three percent of the individual officer’s initial stock option grant upon commencement of employment with the Company or promotion to his current position as an executive officer.

     Stock option grants to the CEO and other executive officers are discussed by the Compensation Committee at a meeting in February or March of each year. The Vice President of Human Resources presents to the Committee Peer Group data regarding stock option awards. Based on such data, and the Committee’s assessment of the annual performance of the Company and individual executive officers, the Committee determines whether to award stock options to the CEO and other executive officers, and the amount of options to be awarded. The exercise price of any options awarded is set at the “fair market value” of the option on the grant date. The fair market value of an option as of a given date will be equal to the closing price of a share of the Company’s common stock on the NASDAQ exchange, on such given date, or if shares were not traded on such given date, then on the next preceding date on which a trade occurred. Stock option awards approved by the Committee are awarded with a grant date equal to the date of the Committee meeting on which the option awards are determined and approved. Within the sole discretion of the Committee, special stock options grants may be awarded to individual executive officers at other times during the year based on a variety of factors such as the meeting of special performance objectives or a reconsideration of competitive Peer Group compensation data.

     Stock options granted under the Company’s stock plans generally have a five-year vesting schedule, with vesting occurring on the anniversary of the grant date, in order to provide an incentive for continued employment. Stock options generally expire ten years from the date of the grant. This provides a reasonable time frame in which to align the executive officer with the price appreciation of the Company’s shares. The exercise price of options granted under the stock plans is 100% of the fair market value of the underlying stock on the date of grant, except for options granted to the CEO. As a result of the CEOs ownership position of greater than ten percent of the total combined voting power of the Company’s common stock, the exercise price of options granted to the CEO under the stock plans is 110% of the fair market value of the underlying stock on the date of grant, in accordance with the Company’s 2003 Incentive Award Plan.

Defined Contribution Plans

     401(k) Savings/Retirement Plan

     The Company has a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate, including NEOs and other executive officers. The 401(k) Plan permits eligible employees of the Company to defer up to the maximum amounts allowed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Plan participants vest immediately in the amounts contributed by the Company. Employees of the Company are eligible to participate in the 401(k) Plan after three months of credited service with the Company.

     Deferred Profit Sharing Segment of the 401(k) Savings/Retirement Plan

     The Company has a Deferred Profit Sharing portion of the 401(k) Savings/Retirement Plan (the “Profit Sharing Plan”) to cover eligible employees of the Company and any designated affiliate, including NEOs and other executive officers. Based on the Company achieving a certain minimum profitability level of $0.35 non-GAAP earnings per share, an employee who is actively employed on the last day of each Plan Year will be eligible to receive a profit sharing contribution if the employee has completed at least 1,000 hours of service during the Plan Year. Profit sharing contributions under the Profit Sharing Plan have a six-year vesting schedule, beginning with the date the employee commences employment with the Company, in order to provide an incentive for continued employment.

     Any discretionary profit sharing contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year. The contribution will be allocated to each eligible employee in the same proportion that the employee’s compensation plus the employee’s compensation in excess of the Social Security Taxable Wage Base (also called "excess compensation") bears to the total compensation plus "excess compensation" of all eligible participants. The maximum amount which can be allocated to an employee in this first step is 5.7% of the employee’s compensation plus the employee’s "excess compensation."

Employee Stock Purchase Plan (ESPP)

     The Employee Stock Purchase Plan (ESPP) is designed for employees of the Company to purchase Company stock through payroll deductions. All regular employees, including executive officers, may enroll prior to the quarterly plan periods. New employees may enroll within thirty days of their date of hire, unless this date falls into the last month of the period, in which case they will be enrolled in the next plan period. Accumulated payroll deductions will be used to purchase Company stock at a price equal to 95% of the fair market value on the last day of a quarterly purchase period. All stock purchased through the ESPP Plan and held by employees is subject to Micrel’s trading windows. Micrel’s trading windows open on the third business day after the Company reports its quarterly earnings to the public and remains open the entire month thereafter. Generally, open windows will be in the months of February, May, August, and November of each year.

Other Elements of Compensation and Perquisites

     Medical Insurance. The Company provides to each NEO, the NEO’s spouse and children such health, dental and optical insurance as the Company may from time to time make available to its other executive officers and all full-time, regular employees.

     Life and Disability Insurance. The Company provides each NEO such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment.

     Automobile Allowance. The Company provides the CEO with an automobile allowance during the term of the CEO’s employment with the Company as the Company in its sole discretion may from time to time make available.

Policies with Respect to Equity Compensation Awards

     The Company evaluates the potential allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights, and the various other products available under the Company’s 2003 Incentive Award Plan by reference to the Peer Group discussed above. The Company grants or vests all equity incentive awards based on the fair market value as of the date of grant. The Company does not have a policy of granting equity-based awards at other than the fair market value, except for stock options granted to the CEO, for which the exercise price is 110% of the fair market value of the underlying stock on the date of grant, due to the CEO’s ownership position of greater than ten percent of the total combined voting power of the Company’s common stock. The exercise price for stock option grants and similar awards is determined by looking at the fair market value of the last quoted price per share on the NASDAQ exchange on the date of grant.

     Stock option awards to the CEO and other executive officers are generally made under the compensation program discussed above at a meeting of the Compensation Committee early in the calendar year, with the effective date for such grant occurring on the date of such meeting. The Company may also grant an equity incentive award at the discretion of the Compensation Committee or the Board in connection with the hiring of a new NEO or other executive officer. Notwithstanding the foregoing, the Company will not make grants of equity-based compensation while in possession of material non-public information, or otherwise in violation of the Company’s Worldwide Standards of Business Conduct.

     Policy Regarding Deductibility of Compensation.

     The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held corporation, which is not performance-based compensation, is limited to no more than $1 million per year per officer. It is not expected that the compensation to be paid to the Company’s executive officers for the fiscal year ended December 31, 2007 will exceed the $1 million limit per officer. Option grants under the 2003 Incentive Award Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.

********************************

     The Compensation Committee has reviewed all components of each NEO’s and executive officer’s compensation, including base salary, performance-based cash compensation, and long-term equity incentive compensation and utilized the Peer Group data to perform competitive peer compensation analysis. Based on this review, the Compensation Committee determined that the NEOs’ and all other executive officers’ compensation is consistent with the Company’s peer group and is consistent with the Company’s financial performance and the individual performances of each NEO and executive officer. The Compensation Committee believes that the NEOs’ and all other executive officers’ total compensation in the aggregate is reasonable, competitive, and not excessive. The Compensation Committee specifically considered that the Company does not maintain any employment contracts, change of control agreements or deferred compensation plans with its executive officers and, except as stated otherwise herein for the Chief Executive Officer, does not provide perquisites to such individuals.

EXECUTIVE COMPENSATION

     The following table sets forth the total annual compensation earned for the year ended December 31, 2006 by each of the Company’s Named Executive Officers:

SUMMARY COMPENSATION TABLE 2006

						Non-	Change in
						Equity	Pension Value
						Incentive	and
						Plan	Nonqualified	All Other
				Stock	Option	Compen-	Deferred	Compen-
		Salary	Bonus	Awards	Awards	sation	Compensation	sation	Total
Name and Principal Position	Year	($)(1)	($)	($)	($)(2)	($)(3)	Earnings ($)	($)(4)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Raymond D. Zinn,	2006	333,273	--	--	467,035	159,185	--	19,547	979,040
President, Chief Executive Officer
and Chairman of the Board
Richard D. Crowley, Jr.,	2006	219,065	--	--	275,162	54,700	--	5,475	554,402
Vice President, Finance and Chief
Financial Officer
Robert Whelton, Executive Vice	2006	259,324	--	--	265,359	50,560	--	7,784	583,027
President, Operations
James G. Gandenberger	2006	217,952	--	--	253,155	49,555	--	5,298	525,960
Scott Ward	2006	211,460	--	--	250,163	48,555	--	5,475	515,653
____________________

(1)	Employee contributions to defined contribution plans are included in salary amounts because such contributions are deferred at the election of the NEO.

(2)

Amounts shown do not reflect compensation actually received by the NEO. Instead, the dollar value of these awards is the compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” (SFAS 123R), but excluding any estimate of future forfeitures and reflecting the effect of any actual forfeitures. These compensation costs reflect equity awards granted in 2001 through 2006. See Note 7 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 regarding the assumptions underlying the valuation of equity awards.

(3)

The amounts indicated in this column represent cash incentive bonuses earned by each executive officer based on the Company’s performance and each executive officer’s performance relative to specific individual criteria. All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year. The 2006 Bonus Plan is discussed in further detail under the heading “Performance-Based Compensation.”

(4)	Represents an automobile allowance for Mr. Zinn of $14,583, a contribution to the Company’s defined contribution plan for each named executive in the amount of $4,964 and term life insurance premiums paid for Messrs. Crowley, Whelton, Gandenberger and Ward.

     The following table provides certain information with respect to the grant of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 31, 2006.

Grants of Plan-Based Awards during Fiscal Year 2006

								All
								Other
								Stock
								Awards:	All Other	Exercise	Grant
								Number	Option	or Base	Date Fair
		Estimated Future Payouts Under			Estimated Future Payouts			of	Awards:	Price of	Value of
		Non-Equity Incentive Plan			Under Equity Incentive Plan			Shares	Number of	Option	Stock and
		Awards (1)			Awards			of Stock	Securities	Awards	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Underlying	($/Sh)	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	Options (#)	(2)	(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Raymond D. Zinn	3/2/06	0	400,000	1,000,000					80,000	16.21	777,400
Richard D. Crowley, Jr.	3/2/06	0	100,000	250,000					35,000	14.74	309,271
Robert Whelton	3/2/06	0	125,000	312,500					40,000	14.74	353,452
James G. Gandenberger	3/2/06	0	100,000	250,000					20,000	14.74	176,726
Scott Ward	3/2/06	0	100,000	250,000					20,000	14.74	176,726
____________________

(1)	The amounts shown in column (c) reflect estimated payouts of bonus compensation at threshold levels of non-GAAP earnings per share. The amount shown in column (e) is 250% of target incentive compensation, which is the estimated maximum amount that could be earned under our 2007 cash incentive bonus program. These amounts are the same as the individual’s 2006 target incentive compensation.

(2)	The exercise price for all stock option grants is the fair market value of our common stock on the date of grant, with the exception of grants to Mr. Zinn which represent 110% of the fair market value of our common stock on the date of grant.

(3)

Calculated in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

Outstanding Equity Awards at Fiscal 2006 Year-End

	Option Awards					Stock Awards
								Equity
								Incentive	Equity
			Equity					Plan	Incentive
			Incentive					Awards:	Plan Awards:
			Plan				Market	Number of	Market or
	Number of	Number of	Awards:				Value of	Unearned	Payout Value
	Securities	Securities	Number of			Number of	Shares or	Shares,	of Unearned
	Underlying	Underlying	Securities			Shares or	Units of	Units or	Shares, Units
	Unexercised	Unexercised	Underlying			Units of	Stock That	Other	or Other
	Options (#)	Options (#)	Unexercised	Option	Option	Stock That	Have Not	Rights That	Rights That
	Exercisable	Unexercisable	Unearned	Exercise	Expiration	Have Not	Vested	Have Not	Have Not
Name	(1)	(1)	Options (#)	Price ($)	Date	Vested (#)	($)	Vested (#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Raymond D. Zinn	500,000	--	--	13.30	2/22/09
	1,857	1,238 (2)	--	12.71	5/27/13
	50,000	75,000 (3)	--	16.39	3/11/14
	16,000	64,000 (4)	--	10.76	3/9/15
	--	80,000 (5)	--	16.21	3/2/16
Richard D. Crowley, Jr.	490,000	--	--	20.44	9/24/09
	1,075	717 (2)	--	10.50	5/27/13
	18,000	12,000 (6)	--	13.09	8/27/13
	12,000	18,000 (3)	--	13.55	3/11/14
	20,000	30,000 (7)	--	10.10	10/25/14
	5,000	20,000 (4)	--	9.78	3/9/15
	--	35,000 (5)	--	14.74	3/2/16
Robert Whelton	140,233	--	--	6.25	12/29/07
	32,000	8,000 (8)	--	7.09	10/24/12
	1,348	899 (9)	--	10.50	5/27/13
	24,000	16,000 (10)	--	13.09	8/28/13
	16,000	24,000 (11)	--	13.55	3/11/14
	8,000	32,000 (4)	--	9.78	3/9/15
	--	40,000 (5)	--	14.74	3/2/16
James G. Gandenberger	25,000	--	--	18.15	10/2/11
	4,800	1,200 (12)	--	22.86	3/14/12
	82,667	1,836 (13)	--	10.72	6/13/13
	8,000	12,000 (3)	--	13.55	3/11/14
	4,000	16,000 (4)	--	9.78	3/9/15
	8,000	32,000 (14)	--	11.43	9/26/15
	--	20,000 (5)	--	14.74	3/2/16
Scott Ward	400,000	--	--	19.13	8/23/09
	1,034	690 (2)	--	10.50	5/27/13
	12,000	8,000 (6)	--	13.09	8/28/13
	8,000	12,000 (3)	--	13.55	3/11/14
	4,000	16,000 (4)	--	9.78	3/9/15
	8,000	32,000 (14)	--	11.43	9/26/15
	--	20,000 (5)	--	14.74	3/2/16
____________________

(1)	The options vest over five years in equal installments on the anniversary date of the grant.

(2)	50% of options vest on May 27, 2007 and 2008.

(3)	33% of options vested on March 11, 2007 and the remaining options vest 33% on March 11, 2008 and 2009.

(4)	25% of options vested on March 9, 2007 and the remaining options vest 25% on March 9, 2008, 2009 and 2010.

(5)	20% of options vested on March 2, 2007 and the remaining options vest 20% on March 2, 2008, 2009, 2010 and 2011.

(6)	50% of options vest on August 28, 2007 and 2008.

(7)	33% of options vest on October 25, 2007, 2008 and 2009.

(8)	Options vest on November 27, 2007.

(9)	50% of options vest on June 30, 2007 and 2008.

(10)	50% of options vest on October 1, 2007 and 2008.

(11)	33% of options vested on April 14, 2007, and the remaining options vest on April 14, 2008 and 2009.

(12)	Options vested on March 14, 2007.

(13)	17% of options vest on June 13, 2007, 65% on August 5, 2008 and 17% on June 13, 2009.

(14)	25% of options vest on September 26, 2007, 2008, 2009 and 2010.

Option Exercises and Stock Vested during Fiscal year 2006

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Raymond D. Zinn	--	--	--	--
Richard D. Crowley, Jr.	--	--	--	--
Robert Whelton	150,767	$ 847,205	--	--
James G. Gandenberger	--	--	--	--
Scott Ward	--	--	--	--
____________________

(1)	The “value realized” is calculated by subtracting the exercise price from the market value of a share of common stock on the Nasdaq Stock Exchange on the date of exercise.

Pension Plan; Deferred Compensation

     The Company has no pension plan. The Company does not have a deferred compensation program. Neither the Company nor any executive officer made any contributions to, or received any earnings from, a deferred contribution program in 2006.

Director Compensation for Fiscal Year 2006

					Change in
					Pension
	Fees Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($) (1)	($)	($) (2)	($)	Earnings ($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael J. Callahan	15,000	--	61,815	--	--	--	76,815
David W. Conrath	12,500	--	49,992	--	--	--	62,492
George Kelly (3)	15,000	--	61,971	--	--	--	76,971
Donald H. Livingstone	15,000	--	61,890	--	--	--	76,890
____________________

(1)	Represents cash payments for annual retainer, meeting and committee fees.

(2)	Represents the dollar amount associated with the named director's option grants that is recognized as compensation for financial statement reporting purposes with respect to the fiscal year 2006 in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 7 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006. Includes 2006 compensation expense associated with stock options granted in 2001 through 2006. For Messrs. Callahan, Conrath, Kelly and Livingstone, the full grant date fair value of options granted in 2006, computed in accordance with FAS 123(R), totaled $107,900 for each individual respectively. At December 31, 2006, the aggregate number of options held by each director is as follows: Mr. Callahan, 25,000 shares, Mr. Conrath, 25,000 shares, Mr. Kelly, 75,000 shares and Mr. Livingstone, 40,000 shares.

(3)	Mr. Kelly served as a Board member for the entirety of 2006. As set forth more fully in the report of the Nominating/Corporate Governance Committee, Mr. Kelly resigned in February 2007 and subsequently was replaced by Mr. Miotto.

     Non-employee directors of the Company receive $1,250 compensation for each meeting of the Board of Directors attended and $1,250 for each committee meeting not held in conjunction with a Board meeting.

     In May 2006, the Compensation Committee and the Board approved an annual retainer of $5000 to be paid to each non-employee director, commencing with the 2006-2007 Board year. The $5000 annual retainer for 2006 was paid in full to each non-employee director in June 2006. Henceforth, the annual retainer will be payable in quarterly installments, commencing on the date of the Annual Meeting of Shareholders (typically in May), with subsequent payments in or around August, November and February of each year.

     The Company’s 2003 Incentive Award Plan, as amended, provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. In accordance with the 2003 Plan, new Board members receive an initial option grant to purchase 15,000 shares of the Company’s Common Stock upon commencement of Board service. Furthermore, on the date of each annual shareholders’ meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 10,000 shares of the Company’s Common Stock. All options granted to non-employee directors will have an exercise price equal to 100% of the fair market value, defined as the closing price of a share of the Company’s Common Stock on the NASDAQ Stock Market on the date of grant, and become exercisable at the rate of 25% per year.

Employment Agreements, Change of Control, Severance, Tax Provisions

     None of the Named Executive Officers, or any other employee, has an employment agreement with the Company. The Company has no change-of-control, severance or tax provisions that are not applicable to all employees on a non-discriminatory basis.

COMPENSATION COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

     The undersigned members of the Compensation Committee have thoroughly reviewed the foregoing Compensation Discussion and Analysis (CD&A) and have discussed it with management. Following its review of the CD&A and discussion with management, the Committee recommended to management that the CD&A be included in the Company’s annual report and proxy statement.

COMPENSATION COMMITTEE

Michael Callahan, Chairman
David Conrath
Donald Livingstone

AUDIT COMMITTEE REPORT

     The Audit Committee currently consists of Messrs. Livingstone, Callahan and Miotto, with Mr. Livingstone serving as the chairman of the Audit Committee and one of the Audit Committee’s financial experts. The Company’s Audit Committee is composed solely of “independent” directors, as that term is defined in Rule 4200(a)(15) of the NASD’s listing standards, and operates under a written charter adopted by the Board of Directors on December 13, 2004, and reviewed and re-approved on February 23, 2007, a copy of which is available at www.micrel.com. The Audit Committee also approved the Company’s Internal Audit Charter on April 24, 2006, a copy of which is available at www.micrel.com. The Company’s Senior Internal Auditor regularly attends meetings of the Audit Committee and reports directly to the Company’s Audit Committee.

     Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of the Company’s internal control over financial reporting and expressing opinions on management’s assessment and the operating effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In accordance with the Internal Audit Charter, the Audit Committee is responsible for overseeing the Internal Audit function. The Committee receives a report each quarter from the Senior Internal Auditor on the Company’s activities regarding internal control procedures and Sarbanes-Oxley Section 404 compliance. The Senior Internal Auditor reports on progress of the Company’s Internal Control Program, including internal testing and policy documentation activities. The Senior Internal Auditor also presents a summary of internal control testing results, discusses any control issues discovered, and outlines the remedial actions taken for such issues. The Senior Internal Auditor also indicates to the Committee whether there are any findings of significant deficiencies or material weaknesses in the Company’s financial controls.

     The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2006. The Audit Committee has:

  reviewed and discussed the Company’s audited financial statements with management and PricewaterhouseCoopers LLP (PwC), the Company’s independent registered public accounting firm;

  reviewed and discussed management’s assessment of internal control over financial reporting with management, the Senior Internal Auditor, and PwC;

  discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and

  received from PwC written confirmation of their independence as required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and discussed the auditors’ independence with them.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

     The Audit Committee report shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

AUDIT COMMITTEE

Donald Livingstone, Chairman
Michael Callahan
Neil J. Miotto

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

     The Nominating and Corporate Governance Committee currently consists of Messrs. Conrath, Callahan and Miotto with Mr. Conrath serving as the interim chairman of the Committee. Our Nominating and Corporate Governance Committee is composed of “independent” directors, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, and operates under a written charter adopted by the Board of Directors, a copy of which is available at www.micrel.com.

     The Nominating and Corporate Governance Committee is appointed by the Board to assist and advise the Board on composition and operation of the Board, including membership selection, committee selection and rotation practices, and to assist with review and consideration of developments in corporate governance practices. The primary objectives of the Nominating and Corporate Governance Committee are to assist the Board by: (i) considering and/or recruiting individuals qualified to become Board members and recommending that the Board select a group of director nominees for each next annual meeting of the Company’s stockholders; (ii) recommending members of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board who are qualified and experienced “independent” directors; (iii) assisting management and the Board in developing and recommending to the Board corporate governance policies and procedures applicable to the Company; and (iv) monitoring compliance with appropriate corporate governance practices as they relate to the duties of both management and the Board. All powers of the Nominating and Corporate Governance Committee are subject to the restrictions designated in the Company’s bylaws and by applicable law.

     On February 9, 2007, following the resignation of George Kelly from the Board, a special meeting of the Board was held via electronic conference. All remaining members of the Board were present, except for Mr. Conrath. The Board discussed the fact that the Nominating/Corporate Governance Committee had been conducting a search since approximately March of 2006 to identify potential candidates who would be qualified to serve as a member of the Board, and that the Committee reported to the Board in November 2006 that a number of qualified candidates had been identified. One of the qualified candidates that had been identified was Mr. Neil Miotto. Mr. Miotto had been recommended as a potential candidate by the Company’s Chief Financial Officer. Following the discussion about all qualified candidates, the participating members of the Board unanimously approved a resolution approving the nomination of, and electing, Mr. Miotto to the Board.

     During 2006, the Nominating and Corporate Governance Committee commenced a search for a candidate to replace Donald Livingstone, who informed the Company of his possible retirement as a regular member of the Board. Subsequently, Mr. Livingstone recently informed the Company that he has received a request from his church to begin a missionary assignment in Africa in summer 2007, and will be retiring from service on the Board, effective as of the 2007 Annual Meeting. After reviewing and discussing the qualifications of all candidates, the Committee recommended to the Board, and the Board approved the recommendation that Mr. Frank W. Schneider be nominated to stand for election at the 2007 Annual Meeting to replace Mr. Livingstone. The Committee has recommended to the Board, and the Board has approved the recommendation, that Raymond Zinn, David W. Conrath, Michael J. Callahan, Neil J. Miotto and Frank W. Schneider be nominated for election to serve until the 2008 Annual Meeting of Shareholders or until their successors are elected and qualified.

     Also during 2006, the Nominating and Corporate Governance Committee performed various corporate governance activities including the review and revision of the Company’s Succession Planning Policy and discussion of Board and Board Committee composition.

     The Nominating and Corporate Governance Committee report shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

David Conrath, Interim Chairman
Michael Callahan
Neil Miotto

DISCLOSURE AND INTERNAL CONTROL COMMITTEE REPORT

     The Disclosure and Internal Control Committee currently consists of Messrs. Barker, Crowley, Lunsford, Tortolano, Whelton, and Mark Cummings, the Company’s Corporate Controller. The Company’s Senior Internal Auditor regularly attends meetings of the Disclosure and Internal Control Committee.

     The Disclosure and Internal Control Committee is established as part of the Company’s commitment to disclosure controls and procedures. The essential role of the Disclosure and Internal Control Committee is to expand the formal participation of the operating and legal functions of the Company into the Company’s financial disclosure process, and to define roles and responsibilities in the financial reporting process. The primary objectives of the Disclosure and Internal Control Committee are to actively contribute to the financial reporting process, including contributions to the financial statements, review of material accounting estimates, review of the financial statements, development and implementation of internal controls, development and implementation of disclosure controls and procedures, obtaining information from certain key personnel, and other matters as reasonably required. All powers of the Disclosure and Internal Control Committee are subject to the restrictions designated in the Corporation’s bylaws and by applicable law.

     During 2006, the Disclosure and Internal Control Committee met four times. Each quarter, the Committee reviews the Company’s draft financial statements on Form 10-Q or Form 10-K, as applicable. The committee discusses the contents of the Company’s financial statements and related disclosures. Areas typically reviewed include revenue recognition, judgmental accruals and estimates and legal disclosures. Once the Committee has completed its review, it approves the financial statements for inclusion in the Company’s Form 10-Q or Form 10-K, as appropriate, to be filed with the Securities and Exchange Commission.

     The Disclosure and Internal Control Committee also receives a report each quarter from the Corporate Controller on certification letters received from various Company employees covering the quarterly or yearly reporting period in question. The certification letters provide disclosure of items not previously reported, as appropriate, to the Chief Financial Officer, the General Counsel, the Controller, or the Vice President of Worldwide Sales. The Committee discusses all items in the letters received relating to any liabilities, binding legal obligations, customer claims and/or existing or potential violations of federal, state or local environmental regulations. The Committee also discusses any outstanding claims against the Company, and any existing issues concerning legal or regulatory requirements. Based on the certification letters received, and a consideration of the issues discussed, the Committee determines whether there are any significant unrecorded liabilities, binding legal obligations, customer claims and/or existing or potential violations of federal, state or local environmental regulations.

     The Disclosure and Internal Control Committee also receives a report each quarter from the Senior Internal Auditor on the Company’s activities regarding internal control procedures and Sarbanes-Oxley Section 404 compliance. The Senior Internal Auditor reports on progress of the Company’s Internal Control Program, including internal testing and policy documentation activities, presents a summary of internal control testing results, discusses any control issues discovered, and outlines the remedial actions taken for such issues. The Senior Internal Auditor also indicates to the Committee whether there are any findings of significant deficiencies or material weaknesses in the Company’s financial controls.

     The Disclosure and Internal Control Committee report shall not be deemed incorporated by reference, by any general statement incorporating by reference this Proxy Statement, into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

DISCLOSURE AND INTERNAL CONTROL COMMITTEE
Robert Barker
Richard Crowley
Mark Cummings
Mark Lunsford
Vincent Tortolano - Secretary
Robert Whelton

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2006 for all of our current equity compensation plans, including our 1989 Stock Option Plan, our 1994 Stock Option Plan, our 2000 Non-Qualified Stock Incentive Plan (“2000 Plan”), and our 2003 Incentive Award Plan (the “2003 Plan”).

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted-average	Future Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	12,693,309 (1)	$12.74	5,357,442 (2)
Equity Compensation Plans Not Approved by Security Holders	82,468 (3)	$16.39	115,104 (4)
Total	12,775,777	$12.76	4,869,715
____________________

(1)	Includes (i) 6,728,433 shares of common stock issuable upon the exercise of options granted under the 2003 Plan, of which 2,660,463 shares were exercisable as of December 31, 2006 (ii) 5,865,676 shares of common stock issuable upon the exercise of options granted under the 1994 Plan, of which 5,644,514 shares were exercisable as of December 31, 2006, and (iii) 99,200 shares of common stock issuable upon the exercise of options granted under our 1989 Stock Option Plan, all of which were exercisable as of December 31, 2006.

(2)	Represents 3,372,358 remaining shares of common stock available for issuance under the 2003 Plan and 1,985,084 remaining shares available for issuance under the 2006 Employee Stock Purchase Plan.

(3)	Represents shares of common stock issuable upon the exercise of options granted under the 2000 Plan, of which 66,578 shares were exercisable as of December 31, 2006.

(4)	Represents the remaining shares of common stock available for issuance under the 2000 Plan.

Summary of the 2000 Non-Qualified Stock Incentive Plan

     In November 2000, the Compensation Committee and the Board approved the implementation of the 2000 Non-Qualified Stock Incentive Plan (the “2000 Plan”). The aggregate number of shares of common stock subject to issuance under the 2000 Plan may not exceed 200,000. The shares available for issuance under the 2000 Plan may be either previously un-issued shares or treasury shares. The 2000 Plan is administered by the Board or a committee designated by the Board (the “Administrator”). The Administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares subject to such award, to set, amend, construe and interpret the terms and conditions of the award, and to take any other action that is consistent with the terms of the 2000 Plan. Awards under the 2000 Plan were granted only to employees and consultants of the Company. Officers and directors of the Company were not eligible to receive awards under the 2000 Plan.

     In March 2005, the Company suspended granting options under the 2000 Plan, and no further options or awards will be granted under the 2000 Plan. However, options and awards previously granted under the 2000 Plan will continue to vest, and such options may be exercised in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm (“IRPAF”) for the year ended December 31, 2006. Representatives of PwC are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. Moreover, they will be available to respond to appropriate questions from shareholders.

     The information below represents the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the consolidated financial statements and reports for the year ended December 31, 2006 and for other services rendered during fiscal year 2006 on behalf of Micrel, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to Micrel.

	2006	2005
Integrated Audit Fees (1)	$800,000	$687,800
Tax Fees (2)	81,300	66,000
Other Tax Fees (3)	–	5,000
All Other Fees (4)	–	–
Total Fees	$881,300	$758,800
____________________

     (1) Integrated Audit Fees. The aggregate fees billed for professional services rendered for the integrated audit of our annual financial statements and our internal control over financial reporting for the fiscal years ending December 31, 2006 and December 31, 2005, and the reviews of the financial statements included in our Forms 10-Q, or services that are normally provided by the IRPAF in connection with statutory and regulatory filings or engagements.

     (2) Tax Fees. The aggregate fees billed in the years ending December 31, 2006 and December 31, 2005 for professional services rendered by the IRPAF for tax compliance, preparation of tax filings, and assistance with tax audits.

     (3) Other Tax Fees. The aggregate fees billed in each of the years ending December 31, 2006 and December 31, 2005 for professional services rendered by the IRPAF for tax advice and tax planning.

     (4) All Other Fees. No fees were billed for services rendered by the Company’s IRPAF, other than described above, for the fiscal years ending December 31, 2006 and December 31, 2005.

     All audit related services, tax services and other services were pre-approved by our Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by the IRPAF. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

OTHER MATTERS

Annual Report and Financial Statements

     The 2006 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2006, is enclosed with this Proxy Statement.

Shareholder Proposals

     Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before the Company’s 2008 annual meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, no later than March 7, 2008. A proposal to be brought before the annual meeting that is received after the deadline would be eligible to be presented at next year's annual meeting and the Company's proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company’s 2008 annual meeting of shareholders must be received by the Company not later than December 20, 2007, in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Certain Transactions

     Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In doing so, the Board of Directors applies the Company’s code of conduct, the “Worldwide Standards of Business Conduct,” which provides that directors, officers and all other employees are expected to avoid any activity or interest that conflicts with, appears to conflict with, or is inconsistent with or opposed to the best interests of the Company. All employees acknowledge their adherence to the Standards of Business Conduct, and Directors and officers acknowledge their adherence annually. Any possible conflict of interest involving and officer or Director must be reported to the CEO and the Board. During 2006, no related person (as defined in Instruction to Item 404(a) of Regulation S-K) had any relationships nor did it engage in any transactions as defined by Item 404 of Regulation S-K.

Other Business

     The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be voted promptly and that your shares be represented. Shareholders are urged to complete, sign and promptly return the accompanying proxy card in the enclosed envelope.

Annual Report on Form 10-K

     The Company’s Annual Report on Form 10-K for the year ended December 31, 2006 has been filed with the Securities and Exchange Commission and is incorporated herein by reference. A copy of this Form 10-K may be obtained by each shareholder receiving this Proxy Statement without charge upon request. Please direct such requests to: Micrel, Incorporated, Attention – Secretary, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800.

J. Vincent Tortolano
Secretary
April 20, 2007

MELLON INVESTOR SERVICES LLC 525 MARKET STREET SUITE 3500 SAN FRANCISCO, CA 94105
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Wednesday, May 23, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Micrel Incorporated in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Wednesday, May 23, 2007. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Micrel Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	MICRE1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MICREL, INCORPORATED

The Board of Directors recommends a vote FOR the election of Directors and FOR proposal 2.

Vote On Directors

1.	Election of Directors (see reverse)
	01	Raymond D. Zinn
	02	Michael J. Callahan
	03	David W. Conrath
	04	Neil J. Miotto
	05	Frank W. Schneider

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Shareholder Meeting

Thursday, May 24, 2007

12:00 pm
2180 Fortune Drive San Jose, CA 95131

We look forward to seeing you at the meeting. On behalf of the management and directors of
Micrel, Incorporated we want to thank you for your support

Travel Directions to Micrel
      (for meeting appointments)

From San Francisco Int’l Airport or
San Francisco via US 101:

      Take US 101 south (towards San
      Jose); exit Montague Expwy.; right
      at Trade Zone Blvd.;
      and right at Lundy Ave.,
      to Fortune Dr.

From San Jose Int’l Airport:

      Take Airport Parkway (becomes
      Brokaw Rd. then Murphy Rd.); left
      on Lundy Ave., to Fortune Dr.

From San Francisco via I-280

      Take I-280 South (toward San
      Jose); exit I-880 north (toward
      Oakland); exit Montague Expwy.
      east; right at Trade Zone Blvd.;
      right at Lundy Ave.,
      to Fortune Dr.

FOLD AND DETACH HERE

MICREL , INCORPORATED 2180 FORTUNE DRIVE SAN JOSE, CA 95131

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON MAY 24, 2007

     Raymond D. Zinn and Richard D. Crowley, Jr., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated (the “Company”), to be held on Thursday, May 24, 2007, and any adjournment or postponement thereof.

     Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: 01 RAYMOND D. ZINN, 02 MICHAEL J. CALLAHAN, 03 DAVID W. CONRATH, 04 NEIL J. MIOTTO, and 05 FRANK W. SCHNEIDER.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors and FOR proposal 2.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed on the other side)